SUB-ITEM 77Q1: Exhibits

EX-99.77Q1(a): Copies of any material amendments to the registrant’s charter or by-laws

Amendment No. 43 to the Agreement and Declaration of Trust effective October 7, 2016 is hereby incorporated by reference to Exhibit (a)(44) in Registrant’s Post-Effective Amendment No. 119 filed with the Commission on October 14, 2016 (Accession No. 0001193125-16-737780).

EX-99.77Q1(b): Copies of the text of any proposal described in answer to sub-item 77D

(1) Money Market Fund, Money Market Prospectus dated October 14, 2016 is hereby incorporated by reference to Post-Effective Amendment No. 119 filed with the Commission on October 14, 2016 (Accession No.0001193125-16-737780).

2) ) Municipal Money Market Fund, Money Market Prospectus dated October 14, 2016 is hereby incorporated by reference to Post-Effective Amendment No. 119 filed with the Commission on October 14, 2016 (Accession No.0001193125-16-737780).

3) Equity Funds Prospectus Supplement dated November 18, 2016 is hereby incorporated by reference to Prospectus Supplement filed with the Commission on November 18, 2016 (Accession 0001193125-16-771920).

EX-99Q1(e): Copies of any new or amended Registrant investment advisory contracts

Northern Funds

Amended and Restated Exhibit A to Expense Reimbursement Agreement

	Name of Fund	Total Annual Fund Operating Expenses After Expense Reimbursement (expressed as a percentage of each Fund’s average daily net assets)
1.	Emerging Markets Equity Index Fund	0.30%
2.	Large Cap Core Fund (formerly known as the Enhanced Large Cap Fund)	0.45%
3.	Large Cap Equity Fund	0.85%
4.	Income Equity Fund	1.00%
5.	International Equity Fund	1.06%
6.	Large Cap Value Fund	0.55%
7.	Large Cap Growth Fund	0.85%
8.	Small Cap Core Fund	0.65%
9.	Small Cap Value Fund	1.00%
10.	Technology Fund	1.25%
11.	Global Real Estate Index Fund	0.50%
12.	Global Sustainability Index Fund	0.30%
13.	International Equity Index Fund	0.25%
14.	Mid Cap Index Fund	0.15%
15.	Small Cap Index Fund	0.15%
16.	Stock Index Fund	0.10%
17.	Bond Index Fund	0.15%
18.	Fixed Income Fund	0.45%
19.	High Yield Fixed Income Fund	0.80%
20.	Short-Intermediate U.S. Government Fund	0.40%
21.	Tax-Advantaged Ultra-Short Fixed Income Fund	0.25%
22.	Ultra-Short Fixed Income Fund	0.25%
23.	U.S. Government Fund	0.40%
24.	Arizona Tax-Exempt Fund	0.45%
25.	California Intermediate Tax-Exempt Fund	0.45%
26.	California Tax-Exempt Fund	0.45%
27.	High Yield Municipal Fund	0.80%
28.	Intermediate Tax-Exempt Fund	0.45%
29.	Short-Intermediate Tax-Exempt Fund	0.45%
30.	Tax-Exempt Fund	0.45%

	Name of Fund	Total Annual Fund Operating Expenses After Expense Reimbursement (expressed as a percentage of each Fund’s average daily net assets)
31.	California Municipal Money Market Fund	0.35%
32.	Money Market Fund	0.35%
33.	Municipal Money Market Fund	0.35%
34.	U.S. Government Money Market Fund	0.35%
35.	U.S. Government Select Money Market Fund	0.35%
36.	Core Bond Fund	0.40%
37.	Short Bond Fund	0.40%
38.	U.S. Treasury Index Fund	0.15%
39.	Global Tactical Asset Allocation Fund	0.25%
40.	Investors Variable NAV Money Market Fund	0.35%
41.	Investors Variable NAV AMT-Free Municipal Money Market Fund	0.35%
42.	Investors Variable NAV U.S. Government Money Market Fund	0.35%
43.	Investors Variable NAV Treasury Money Market Fund	0.35%

Effective: June 15, 2016

NORTHERN FUNDS

SUB-ADVISORY AGREEMENT

Multi-Manager Global Listed Infrastructure Fund

Sub-Advisory Agreement (this “Agreement”) entered into as of the 17th day of November, 2016, by and among Northern Trust Investments, Inc. (the “Adviser”), and Maple-Brown Abbott Limited an Australian corporation (the “Sub-Adviser”).

WHEREAS, the Adviser has entered into a Management Agreement with Northern Funds (the “Trust”) dated as of June 30, 2014 (“Management Agreement”), relating to the provision of portfolio management and administration services to the Multi- Manager Global Listed Infrastructure Fund (the “Fund”);

WHEREAS, the Management Agreement provides that the Adviser may delegate any or all of its portfolio management responsibilities under the Management Agreement to one or more sub-advisers;

WHEREAS, the Adviser and the Trustees of the Trust desire to retain the Sub-Adviser to render portfolio management services to the Fund in the manner and on the terms set forth in this Agreement, and the Sub-Adviser is willing to provide such services.

NOW, THEREFORE, in consideration of the premises and mutual covenants hereinafter set forth, the parties hereto agree as follows:

1.	Sub-Advisory Services.

(a)	The Adviser hereby appoints the Sub-Adviser to act as an investment adviser to the Fund for the periods and on the terms herein set forth. The Sub-Adviser accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.

(b)

The Sub-Adviser shall, subject to the supervision and oversight of the Adviser, manage the investment and reinvestment of such portion of the assets of the Fund, as the Adviser may from time to time allocate to the Sub-Adviser for management (the “Sub-Advised Assets”). The Sub-Adviser shall manage the Sub-Advised Assets in conformity with (i) the investment objective, policies and restrictions of the Fund set forth in the Trust’s prospectus and statement of additional information relating to the Fund, as they may be amended from time to time, any additional policies or guidelines, including without limitation compliance policies and procedures, established by the Adviser, the Trust’s Chief Compliance Officer, or by the Trust’s Board of Trustees (“Board”) that have been furnished in writing to the Sub-Adviser, (ii) the asset diversification tests applicable to regulated investment companies pursuant to section

851(b)(3) of the Internal Revenue Code, (iii) the written instructions and directions received from the Adviser and the Trust as delivered; and (iv) the requirements of the Investment Company Act of 1940 (the “1940 Act”), the Investment Advisers Act of 1940 (“Advisers Act”), and all other federal and state laws applicable to registered investment companies and the Sub-Adviser’s duties under this Agreement, all as may be in effect from time to time. The foregoing are referred to below together as the “Policies.”

For purposes of compliance with the Policies, the Sub-Adviser shall be entitled to treat the Sub-Advised Assets as though the Sub-Advised Assets constituted the entire Fund, and the Sub-Adviser shall not be responsible in any way for the compliance of any assets of the Fund, other than the Sub-Advised Assets, with the Policies. Subject to the foregoing, the Sub-Adviser is authorized, in its discretion and without prior consultation with the Adviser, to buy, sell, lend and otherwise trade in any stocks, bonds and other securities and investment instruments on behalf of the Fund, without regard to the length of time the securities have been held and the resulting rate of portfolio turnover or any tax considerations; and the majority or the whole of the Sub-Advised Assets may be invested in such proportions of stocks, bonds, other securities or investment instruments, or cash, as the Sub-Adviser shall determine. Notwithstanding the foregoing provisions of this Section 1(b), however, (i) the Sub-Adviser shall, upon and in accordance with written instructions from the Adviser, effect such portfolio transactions for the Sub-Advised Assets as the Adviser shall determine are necessary in order for the Fund to comply with the Policies, and (ii) upon notice to the Sub-Adviser, the Adviser may effect in-kind redemptions with shareholders of the Fund with securities included within the Sub-Advised Assets.

(c)

Absent instructions from the Adviser or the officers of the Trust to the contrary, the Sub-Adviser shall place orders pursuant to its determinations either directly with the issuer or with any broker and/or dealer or other person who deals in the securities in which the Fund is trading. With respect to common and preferred stocks, in executing portfolio transactions and selecting brokers or dealers, the Sub-Adviser shall use its best judgment to obtain the best overall terms available. In assessing the best overall terms available for any transaction, the Sub-Adviser shall consider all factors it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. In evaluating the best overall terms available and in selecting the broker or dealer to execute a particular transaction, the Sub-Adviser may also consider the brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934) provided to the Fund and/or other account over which the Sub-Adviser and/or an affiliate of the Sub-Adviser exercises investment discretion. With respect to securities other than common and preferred stocks, in placing orders with brokers, dealers or other persons, the Sub-Adviser shall attempt to obtain the best net price and execution of its orders, provided that to the extent the execution and price available from more than one broker, dealer or other such person are believed to be comparable, the Sub-Adviser may, at its discretion but subject to applicable law, select the executing broker, dealer or such other person on the basis of the Sub-Adviser’s opinion of the reliability and quality of such broker, dealer or such other person; broker or dealers selected by the Sub-Adviser for the purchase and sale of securities or other investment instruments for the Sub-Advised Assets may include brokers or dealers affiliated with the Sub-Adviser, provided such orders comply with Rules 17e-1 and 10f-3 under the 1940 Act and the Trust’s Rule 17e-1 and Rule 10f-3 Procedures, respectively, in all respects or any other applicable exemptive rules or orders applicable to the Sub-Adviser. Notwithstanding the foregoing, the Sub-Adviser will not effect any transaction with a broker or dealer that is an “affiliated person” (as defined under the 1940 Act) of the Sub-Adviser or the Adviser without the prior approval of the Adviser. The Adviser shall provide the Sub-Adviser with a list of brokers or dealers that are affiliated persons of the Adviser.

(d)	The Sub-Adviser acknowledges that the Adviser and the Trust may rely on Rules 17a-7, 17a-10, 10f-3 and 17e-1 under the 1940 Act, and the Sub-Adviser hereby agrees that it shall not consult with any other investment adviser to the Trust with respect to transactions in securities for the Sub-Advised Assets or any other transactions in the Trust’s assets, other than for the purposes of complying with the conditions of paragraphs (a) and (b) of Rule 12d3-1 under the 1940 Act.

(e)	The Sub-Adviser has provided the Adviser with a true and complete copy of its compliance policies and procedures for compliance with “federal securities laws” (as such term is defined under Rule 38a-1 of the 1940 Act) and Rule 206(4)-7 of the Advisers Act (the “Sub-Adviser Compliance Policies”). The Sub-Adviser’s chief compliance officer (“Sub-Adviser CCO”) shall provide to the Trust’s Chief Compliance Officer (“ Trust CCO”) or his or her delegatee promptly (and in no event more than 10 business days) the following:

(i)	a report of any material changes to the Sub-Adviser Compliance Policies;

(ii)	a report of any “material compliance matters,” as defined by Rule 38a-1 under the 1940 Act, that have occurred in connection with the Sub-Adviser Compliance Policies;

(iii)	a copy of the Sub-Adviser CCO’s report with respect to the annual review of the Sub-Adviser Compliance Policies pursuant to Rule 206(4)-7 under the Advisers Act; and

(iv)	an annual (or more frequently as the Trust CCO may request) certification regarding the Sub-Adviser’s compliance with Rule 206(4)-7 under the Advisers Act and Section 38a-1 of the 1940 Act as well as the foregoing sub-paragraphs (i) – (iii).

(f)	The Sub-Adviser may, on occasions when it deems the purchase or sale of a security to be in the best interests of the Fund as well as other fiduciary or agency accounts managed by the Sub-Adviser, aggregate, to the extent permitted by applicable laws and regulations, the securities to be sold or purchased in order to obtain the best overall terms available and execution with respect to common and preferred stocks and the best net price and execution with respect to other securities. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Sub-Adviser in the manner it considers to be most fair and equitable over time to the Fund and to its other accounts.

(g)	The Sub-Adviser, in connection with its rights and duties with respect to the Fund and the Trust shall use the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.

(h)	The services of the Sub-Adviser hereunder are not deemed exclusive and the Sub-Adviser shall be free to render similar services to others (including other investment companies) so long as its services under this Agreement are not impaired thereby. The Sub-Adviser will waive enforcement of any non-compete agreement or other agreement or arrangement to which it is currently a party that restricts, limits, or otherwise interferes with the ability of the Adviser to employ or engage any person or entity to provide investment advisory or other services and will transmit to any person or entity notice of such waiver as may be required to give effect to this provision; and the Sub-Adviser will not become a party to any non-compete agreement or any other agreement, arrangement, or understanding that would restrict, limit, or otherwise interfere with the ability of the Adviser and the Trust or any of their affiliates to employ or engage any person or organization, now or in the future, to manage the Fund or any other assets managed by the Adviser.

(i)

The Sub-Adviser shall furnish the Adviser and the administrators of the Trust (together, the “Administrators”) weekly, monthly, quarterly and annual reports concerning portfolio transactions and performance of the Sub-Advised Assets as the Adviser may reasonably determine in such form as may be mutually agreed upon, and agrees to review the

Sub-Advised Assets with the Adviser and discuss the management of them. The Sub-Adviser shall promptly respond to requests by the Adviser, the Administrators to the Trust, and the Trust CCO or their delegates for copies of the pertinent books and records maintained by the Sub-Advisers relating directly to the Fund. The Sub-Adviser shall also provide the Adviser with such other information and reports, including information and reports related to compliance matters, as may reasonably be requested by them from time to time, including without limitation all material requested by or required to be delivered to the Board.

(j)	Unless otherwise instructed by the Adviser, the Sub-Adviser shall not have the power, discretion or responsibility to vote any proxies in connection with securities in which the Sub-Advised Assets may be invested, and the Adviser shall retain such responsibility.

(k)	The Sub-Adviser shall cooperate promptly and fully with the Adviser and/or the Trust in responding to any regulatory or compliance examinations or inspections (including any information requests) relating to the Trust, the Fund or the Adviser brought by any governmental or regulatory authorities. The Sub-Adviser shall provide to the Trust CCO or his or her delegate notice of any deficiencies that are identified by the United States Securities and Exchange Commission (“SEC”) in written correspondence to the Sub-Adviser and that relate to the services provided by the Sub-Adviser to the Fund pursuant to this Agreement. The Sub-Adviser shall provide such notification within a reasonable period after receiving the correspondence. The Sub-Adviser shall provide additional information with respect to such deficiencies as is reasonably requested by the Trust CCO or his or her delegatee.

(l)	The Sub-Adviser shall be responsible for the preparation and filing of Schedule 13G and Form 13F on behalf of the Sub-Advised Assets. The Sub-Adviser shall not be responsible for the preparation or filing of any other reports required on behalf of the Sub-Advised Assets, except as may be expressly agreed to in writing.

(m)	The Sub-Adviser shall maintain separate detailed records of all matters pertaining to the Sub-Advised Assets, including, without limitation, brokerage and other records of all securities transactions. Any records required to be maintained and preserved pursuant to the provisions of Rule 31a-1 and Rule 31a-2 promulgated under the 1940 Act that are prepared or maintained by the Sub-Adviser on behalf of the Trust are the property of the Trust and will be surrendered promptly to the Trust upon request. The Sub-Adviser further agrees to preserve for the periods prescribed in Rule 31a-2 under the 1940 Act the records required to be maintained under Rule 31a-1 under the 1940 Act.

(n)	The Sub-Adviser shall promptly notify the Adviser of any financial condition that is likely to impair the Sub-Adviser’s ability to fulfill its commitments under this Agreement.

(o)	The Sub-Adviser may engage Maple-Brown Abbott Global Listed Infrastructure Pty Ltd (“MBAGLI”) as provided for in the Sub-Adviser’s Form ADV Part 2 and in compliance with Section 15(a) of the 1940 Act to provide the Sub-Adviser with investment management or advisory and related services with respect to the Sub-Adviser’s performance of its obligations under this Agreement, provided that:

(i)	the Sub-Adviser shall remain liable to the Adviser and the Trustees of the Trust for the performance of the Sub-Adviser’s obligations under this Agreement, and for the acts and omissions of MBAGLI, and the Adviser shall not be responsible for any fees which MBAGLI may charge to the Sub-Adviser in connection with such services; and

(ii)	the investment advice from MBAGLI will be provided directly to the Fund from the Sub-Adviser or by personnel of MBAGLI to the Sub-Adviser. All personnel of MBAGLI providing services to the Fund will be acting for and on behalf of the Sub-Adviser. The Sub-Adviser will supervise the personnel providing services to the Fund.

2.	Representations and Warranties of the Parties

(a)	The Sub-Adviser represents and warrants to the Adviser as follows:

(i)	The Sub-Adviser is a registered investment adviser under the Advisers Act;

(ii)	The Form ADV that the Sub-Adviser has previously provided to the Adviser is a true and complete copy of the form as currently filed with the SEC, and the information contained therein is accurate and complete in all material respects and does not omit to state any material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading. The Sub-Adviser will promptly provide the Adviser and the Trust with a complete copy of all subsequent amendments to its Form ADV;

(iii)	The Sub-Adviser will carry at all times professional errors and omissions liability insurance with carriers approved by the Adviser covering services provided hereunder by the Sub-Adviser in an appropriate amount, which insurance shall be primary to any insurance policy carried by the Adviser;

(iv)	The Sub-Adviser will furnish the Adviser with certificates of insurance in forms and substance reasonably acceptable to the Adviser evidencing the coverages specified in paragraph 2(a)(iii) hereof and will provide notice of termination of such coverages, if any, to the Adviser and the Trust, all as promptly as reasonably possible. The Sub-Adviser will notify the Adviser promptly, and in any event within 10 business days, when the Sub-Adviser receives notice of any termination of the specified coverage; and

(v)	This Agreement has been duly authorized and executed by the Sub-Adviser.

(vi)	The Sub-Adviser will comply with the requirements of the Advisers Act and the 1940 Act with respect to the Fund and it and MBAGLI will maintain books and records in compliance with the Advisers Act as well as the 1940 Act. The Sub-Adviser and MBAGLI will maintain staff trading records (code of ethics) for all “access persons” who provide advice to the Fund.

(vii)	Upon receipt of an administrative subpoena, demand or request for voluntary cooperation, the Sub-Adviser and MBAGLI will promptly (i) provide to the SEC or its staff any and all books and records undertaken to be kept in the SEC’s Unibanco line of no-action letters (“Letters”) and under non-United States (“US”) law, and (ii) make available for testimony before, or other questioning by, the SEC or its staff any and all of its personnel, including clerical and ministerial personnel, at such place designated by the SEC. MBAGLI will authorize all personnel to testify about all advice given to the Fund and any related transactions and MBAGLI will not contest the validity of an administrative subpoena for testimony or documents under any laws or regulations other than those of the US. MBAGLI will submit to the jurisdiction of the US courts for actions arising under US federal securities laws in connection with advice provided to the Fund and will designate and appoint a US agent for service of process (and appoint a successor US agent if the agent is discharged or unable or unwilling to serve on behalf of MBAGLI at any time until at least 6 years have elapsed since the date of the last investment advisory activity of the Sub-Adviser).

(viii)	The Sub-Adviser has listed in its Form ADV all directors and each portfolio manager of the Sub-Adviser who provides investment advice to the Fund and the names and any other required information of all persons and participating affiliates involved in producing or having access to investment advice for or on behalf of the Fund.

(ix)	The Sub-Adviser will comply with the communications to client requirements of the Letters.

(x)	The Sub-Adviser deems each of MBAGLI and its employees, including research analysts, whose duties relate to the decisions and recommendations that the Sub-Adviser makes to the Fund, or who has access to information regarding securities recommendations to the Fund prior to effective dissemination of the recommendations, as an “associated person” and an “access person” under the Advisers Act and will treat as “access persons” employees of MBAGLI who maintain or have access to the Sub-Adviser’s records.

(xi)	Communications with the Adviser’s personnel or Fund management will be clear that any dual employees are providing advice on behalf of the Sub-Adviser and not MBAGLI and that they are acting in their capacity as employees of the Sub-Adviser and not MBAGLI.

(xii)	The Sub-Adviser has disclosed, if applicable, that its participating affiliates, including MBAGLI, may recommend to their clients or invest on behalf of their clients, securities that are the subject of recommendations to, or trading on behalf of the Fund.

(xiii)	If there are any other participating affiliates of the Sub-Adviser who are unregistered under the Advisers Act but are providing investment advice through the Sub-Adviser to the Fund, the representations set forth above regarding MBAGLI will be made by the participating affiliate.

(b)	The Adviser represents and warrants to the Sub-Adviser as follows:

(i)	The Adviser is registered under the Advisers Act; and

(ii)	Each of the Adviser and the Trust has duly authorized the execution of this Agreement by the Adviser.

3.	Obligations of the Adviser.

(a)	The Adviser shall provide (or cause the Fund’s Custodian (as defined in Section 3 hereof) to provide) timely information to the Sub-Adviser regarding such matters as the composition of the Sub-Advised Assets, cash requirements and cash available for investment in the Sub-Advised Assets, and all other information as may be reasonably necessary for the Sub-Adviser to perform its responsibilities hereunder.

(b)	The Adviser has furnished the Sub-Adviser with a copy of the prospectus and statement of additional information of the Fund and agrees during the continuance of this Agreement to furnish the Sub-Adviser copies of any revisions or supplements thereto at, or, if practicable, before the time the revisions or supplements become effective. The Adviser agrees to furnish the Sub-Adviser with copies of any financial statements or reports made by the Fund to its shareholders, and any further materials or information that the Sub-Adviser may reasonably request to enable it to perform its functions under this Agreement.

4. Custodian. The Adviser shall provide the Sub-Adviser with a copy of the Fund’s agreement with the custodian designated to hold the assets of the Fund (the “Custodian”) and any material modifications thereto (the “Custody Agreement”) that may affect the Sub-Adviser’s duties, copies of such modifications to be provided to the Sub-Adviser reasonably in advance of the effectiveness of such modifications. The Sub-Advised Assets shall be maintained in the custody of the Custodian identified in, and in accordance with the terms and conditions of, the Custody Agreement (or any sub-custodian properly appointed as provided in the Custody Agreement). The Sub-Adviser shall have no liability for the acts or omissions of the Custodian, unless such act or omission is taken solely in reliance upon instruction given to the Custodian by a representative of the Sub-Adviser properly authorized to give such instruction under the Custody Agreement. Any assets added to the Fund shall be delivered directly to the Custodian.

5. Use of Name. During the term of this Agreement, the Adviser shall have permission to use the Sub-Adviser’s name in the marketing of the Fund, and agree to furnish the Sub-Adviser, for its prior approval (which approval shall not be unreasonably withheld) at its principal office all prospectuses, proxy statements and reports to shareholders prepared for distribution to shareholders of the Fund or the public that refer to the Sub-Adviser in any way. If the Adviser does not receive a response from the Sub-Adviser with respect to such materials within five business days of its submission for approval, such materials shall be deemed accepted by the Sub-Adviser. The Sub-Adviser agrees that the Adviser may request that the Sub-Adviser approve use of a certain type of marketing material, and that the Adviser need not provide for approval each additional piece of marketing material that is of substantially the same type.

During the term of this Agreement, the Sub-Adviser shall not use the Adviser’s name or the Trust’s name without the prior consent of the Adviser.

6. Expenses. During the Term of this Agreement, the Sub-Adviser will pay all expenses incurred by it in connection with the performance of its duties under paragraph 1 hereof other than the cost (including taxes, brokerage commissions and other transaction costs, if any) of the securities or other investment instruments purchased or sold for the Fund.

7. Compensation of the Sub-Adviser. As full compensation for all services rendered, facilities furnished and expenses borne by the Sub-Adviser hereunder, the Sub-Adviser shall be paid the fees in the amounts and in the manner set forth in Appendix A hereto.

8. Independent Contractor Status. The Sub-Adviser shall for all purposes hereof be deemed to be an independent contractor and shall, unless otherwise provided or authorized, have no authority to act for or represent the Trust or the Adviser in any way or otherwise be deemed an agent of the Fund or the Adviser.

9.	Liability and Indemnification.

(a)	Liability. The duties of the Sub-Adviser shall be confined to those expressly set forth herein with respect to the Sub-Advised Assets. The Sub-Adviser shall not be liable for any loss arising out of any portfolio investment or disposition hereunder, except a loss resulting from willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties hereunder. Under no circumstances shall the Sub-Adviser be liable for any loss arising out of any act or omission taken by another sub-adviser, or any other third party, in respect of any portion of the Trust’s assets not managed by the Sub-Adviser pursuant to this Agreement.

(b)	Indemnification.

(i)	The Sub-Adviser shall indemnify the Adviser, the Trust and the Fund, and their respective affiliates and controlling persons (the “Adviser Indemnified Persons”) for any liability and expenses, including reasonable attorneys’ fees, which the Adviser, the Trust or the Fund and their respective affiliates and controlling persons may sustain as a result of the Sub-Adviser’s breach of this Agreement or its representations and warranties herein or as a result of the Sub-Adviser’s willful misfeasance, bad faith, gross negligence, or reckless disregard of its duties hereunder or violation of applicable law; provided, however, that the Adviser Indemnified Persons shall not be indemnified for any liability or expenses that may be sustained as a result of the Adviser’s willful misfeasance, bad faith, gross negligence, or reckless disregard of their duties hereunder.

(ii)	The Adviser shall indemnify the Sub-Adviser, its affiliates and its controlling persons (the “Sub-Adviser Indemnified Persons”) for any liability and expenses, including reasonable attorneys’ fees, arising from, or in connection with, the Adviser’s breach of this Agreement or their representations and warranties herein or as a result of the Adviser’s willful misfeasance, bad faith, gross negligence, reckless disregard of their duties hereunder or violation of applicable law; provided, however, that the Sub-Adviser Indemnified Persons shall not be indemnified for any liability or expenses that may be sustained as a result of the Sub-Adviser’s willful misfeasance, bad faith, gross negligence, or reckless disregard of its duties hereunder.

10. Effective Date and Termination. This Agreement shall become effective as of the date of its execution, and:

(a)	unless otherwise terminated, this Agreement shall continue in effect until June 30, 2017, and from year to year thereafter so long as such continuance is specifically approved at least annually (i) by the Board or by vote of a majority of the outstanding voting securities of the Fund, and (ii) by vote of a majority of the Trustees of the Trust who are not interested persons of the Trust, the Adviser or the Sub-Adviser, cast in person at a meeting called for the purpose of voting on such approval;

(b)	this Agreement may at any time be terminated to the Sub-Adviser either by vote of the Board or by vote of a majority of the outstanding voting securities of the Fund;

(c)	this Agreement shall automatically terminate in the event of its assignment or upon the termination of the Management Agreement; and

(d)	this Agreement may be terminated by the Sub-Adviser on 60 days’ written notice to the Adviser and the Trust, or by the Adviser immediately upon notice to the Sub-Adviser.

Termination of this Agreement pursuant to this Section 10 shall be without the payment of any penalty.

11. Amendment. This Agreement may be amended at any time by mutual consent of the Adviser and the Sub-Adviser, provided that, if required by law, such amendment shall also have been approved by vote of a majority of the outstanding voting securities of the Fund and by vote of a majority of the Trustees of the Trust who are not interested persons of the Trust, the Adviser, or the Sub-Adviser, cast in person at a meeting called for the purpose of voting on such approval.

12. Assignment. The Sub-Adviser may not assign this Agreement and this Agreement shall automatically terminate in the event of an “assignment,” as such term is defined in Section 2(a)(4) of the 1940 Act. The Sub-Adviser shall notify the Adviser in writing sufficiently in advance of any proposed change of “control,” as defined in Section 2(a)(9) of the 1940 Act, so as to enable the Trust and/or the Adviser to: (a) consider whether an assignment will occur, (b) consider whether to enter into a new Sub-Advisory Agreement with the Sub-Adviser, and (c) prepare, file, and deliver any disclosure document to the Fund’s shareholders as may be required by applicable law.

13. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be construed in accordance with applicable federal law and the laws of the State of Illinois and shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors (subject to paragraph 10 (c) hereof) and, to the extent provided in paragraph 9 hereof, each Sub-Adviser and Adviser Indemnified Person. Anything herein to the contrary notwithstanding, this Agreement shall not be construed to require, or to impose any duty upon, either of the parties to do anything in violation of any applicable laws or regulations. Any provision in this Agreement requiring compliance with any statute or regulation shall mean such statute or regulation as amended and in effect from time to time.

14. Regulation S-P. In accordance with Regulation S-P, if non-public personal information regarding any party’s customers or consumers is disclosed to the other party in connection with this Agreement, the other party receiving such information will not disclose or use that information other than as necessary to carry out the purposes of this Agreement.

15. Confidentiality. Any information or recommendations supplied by either the Adviser or the Sub-Adviser, that are not otherwise in the public domain or previously known to the other party in connection with the performance of its obligations and duties hereunder, including without limitation portfolio holdings of the Trust, financial information or other information relating to a party to this Agreement, are to be regarded as confidential (“Confidential Information”) and held in the strictest confidence. Except as may be required by applicable law or rule as requested by regulatory authorities having jurisdiction over a party rule or as requested by regulatory authorities having jurisdiction over a party to this Agreement, Confidential Information may be used only by the party to which said information has been communicated and such other persons as that party believes are necessary to carry out the purposes of this Agreement, the Custodian, and such persons as the Adviser may designate in connection with the Sub-Advised Assets.

16. Client Information Security: Pursuant to the Gramm-Leach-Bliley Act, the Sub-Adviser agrees to implement reasonable measures that are designed to:

1)	Ensure the security and confidentiality of any of the Fund’s shareholder personal information (“Shareholder Information”) in Sub-Adviser’s possession or control;

2)	Protect against any anticipated threat or hazards to the security or integrity of Shareholder Information;

3)	Protect against unauthorized access to or use of Shareholder Information that could result in substantial harm or inconvenience to any Fund shareholder; and

4)	Ensure the proper disposal of Shareholder Information.

The Sub-Adviser also agrees to notify Adviser as soon as possible of any security breach or acquisition of Shareholder Information by an unauthorized person.

17. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

This Agreement shall be governed by and interpreted in accordance with the laws of the State of Illinois.

NORTHERN TRUST INVESTMENTS, INC.

By:	/s/ Nina Staley
Name: Nina B. Staley
Title: Senior Vice President

MAPLE-BROWN ABBOTT LIMITED

By:	/s/ Richard Grundy	/s/ Dean Smedley
Name: Richard Grundy		Company Secretary
Title: Director		29 November 2016

Appendix A

Sub-Advisory Fees

As full compensation for the services and expenses assumed by the Sub-Adviser pursuant to this Agreement, the Sub-Adviser shall be entitled to a fee paid by the Adviser and determined in accordance with the following provisions:

1.	Sub-Adviser’s Fee. The Sub-Adviser’s fee shall be calculated monthly and will be equal to (i) the product of (a) the average of the value of the Sub-Advised Assets on each “Valuation Date” during the applicable calendar month times (b) the “Aggregate Assets Fee Rate” times (c) the total days in the applicable calendar month, divided by (ii) total days in the year. If the Sub-Adviser provides investment advisory services for less than a full calendar month, the fee will be pro-rated based on the actual number of days during the month that the Sub-Adviser provided services to the Fund. The Adviser shall pay the Sub-Adviser’s fee monthly in arrears and within 30 days after the end of the applicable calendar month.

2.	Definitions.

(a)	“Valuation Date” shall mean (i) the close of business on each day in each month for the Sub-Advised Assets; and (ii) the close of business on the last day of each month for the “Other Accounts.”

(b)	“Other Accounts” shall mean all of the accounts and funds, other than the Sub-Advised Assets, managed by the Sub-Adviser for or on behalf of Northern Trust Investments, Inc. and/or its affiliates that have a substantially similar investment strategy for which the Sub-Adviser is being engaged pursuant to this Agreement.

(c)	“Aggregate Assets Fee Rate” shall mean the quotient of fees calculated by applying “Aggregate Assets” to the “Aggregate Assets Fee Schedule” and dividing by the “Aggregate Assets.”

(d)	“Aggregate Assets Fee Schedule” shall mean the following annual fee schedule: [Material Redacted Pursuant to an Exemptive Order Issued by the U.S. Securities and Exchange Commission.]

(e)	“Aggregate Assets” shall mean the value of the Sub-Advised Assets and the Other Accounts on the Valuation Date during the applicable calendar month. The values for the Sub-Advised Assets and Other Accounts shall be as reported by the applicable custodian and fund administrator.

(f)	“Sub-Advised Assets” shall mean the assets managed by the Sub-Adviser pursuant to this Agreement.

NORTHERN FUNDS

EXPENSE REIMBURSEMENT AGREEMENT

Agreement (“Agreement”) dated as of the 1st day of January, 2017 by and between NORTHERN FUNDS (the “Trust”), a Delaware business trust and a registered investment company under the Investment Company Act of 1940, as amended, and NORTHERN TRUST INVESTMENTS, INC. (“NTI”).

WHEREAS, NTI serves as investment adviser and administrator to the portfolio listed on Exhibit A hereto (the “Fund”) pursuant to a Management Agreement (the “Management Agreement”) between the Trust and NTI dated June 30, 2014.

WHEREAS, the parties to this Agreement wish to provide for an undertaking by NTI to reimburse certain, but not all, of the expenses for the Fund set forth on Exhibit A.

NOW THEREFORE, in consideration of the foregoing, the parties intending to be legally bound hereby, agree as follows:

1. NTI shall, from the date of this Agreement, reimburse a portion of the operating expenses of the Fund set forth on Exhibit A so that after such reimbursement the total annual fund operating expenses of the Fund expressed as a percentage of average daily net assets shall not exceed the amount set forth on Exhibit A (“Expense Limit”), subject to certain excepted expenses as agreed to by the parties in writing from time to time (“Excepted Expenses”). NTI shall first reimburse management fees payable by the Fund, and then reimburse other operating expenses of the Fund to the extent the amount of difference between the Fund’s operating expenses and the Expense Limit exceeds the management fees payable by the Fund.

2. The termination date of this Agreement is January 1, 2018 (the “Initial Term”). This Agreement shall continue automatically for periods of one year (each such one year period, a “Renewal Year”). This Agreement may be terminated, as to any succeeding Renewal Year, by either party upon 60 days’ written notice prior to the end of the current Initial Term or then current Renewal Year. Notwithstanding the foregoing, this Agreement may be terminated by the Trust’s Board of Trustees, with respect to the Fund, at any time if it determines that such termination is in the best interest of the Fund and its shareholders.

3. NTI acknowledges and agrees that it shall not be entitled to collect on or make a claim for reimbursed expenses that are the subject of this Agreement at any time in the future.

4. This Agreement shall be governed by and construed under the laws of the State of Illinois, without regard to its conflict of law provisions. This Agreement may be signed in counterparts.

5. This Agreement represents the entire agreement between the parties regarding its subject matter and supersedes the Expense Reimbursement Agreement between the parties dated as of June 30, 2014 (the “Prior Agreement”) as to the Fund but not as to other portfolios under the Prior Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

NORTHERN FUNDS

By: /s/ Kevin O’Rourke
Name: Kevin O’Rourke
Title: Vice President

NORTHERN TRUST INVESTMENTS, INC.

By: /s/ Randal Rein
Name: Randal Rein
Title: SVP

Exhibit A

Northern Funds

	Name of Fund	Total Annual Fund Operating Expenses After Expense Reimbursement (expressed as a percentage of the Fund’s average daily net assets)
1.	International Equity Fund	0.50%

NORTHERN FUNDS

SUB-ADVISORY AGREEMENT

Multi-Manager Emerging Markets Debt Opportunity Fund

Sub-Advisory Agreement (this “Agreement”) entered into as of the 16 day of February, 2017, by and among Northern Trust Investments, Inc. (the “Adviser”), and Ashmore Investment Management Limited a company incorporated in England (the “Sub-Adviser”).

WHEREAS, the Adviser has entered into a Management Agreement with Northern Funds (the “Trust”) dated as of June 30, 2014 (“Management Agreement”), relating to the provision of portfolio management and administration services to the Multi-Manager Emerging Markets Debt Opportunity Fund (the “Fund”);

WHEREAS, the Management Agreement provides that the Adviser may delegate any or all of its portfolio management responsibilities under the Management Agreement to one or more sub-advisers;

WHEREAS, the Adviser and the Trustees of the Trust desire to retain the Sub-Adviser to render portfolio management services to the Fund in the manner and on the terms set forth in this Agreement, and the Sub-Adviser is willing to provide such services.

NOW, THEREFORE, in consideration of the premises and mutual covenants hereinafter set forth, the parties hereto agree as follows:

1.	Sub-Advisory Services.

(a)	The Adviser hereby appoints the Sub-Adviser to act as an investment adviser to the Fund for the periods and on the terms herein set forth. The Sub-Adviser accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.

(b)

The Sub-Adviser shall, subject to the supervision and oversight of the Adviser, manage the investment and reinvestment of such portion of the assets of the Fund, as the Adviser may from time to time allocate to the Sub-Adviser for management (the “Sub-Advised Assets”). The Sub-Adviser shall manage the Sub-Advised Assets in conformity with (i) the investment objective, policies and restrictions of the Fund set forth in the Trust’s prospectus and statement of additional information relating to the Fund, as they may be amended from time to time, any additional policies or guidelines, including without limitation compliance policies and procedures, established by the Adviser, the Trust’s Chief Compliance Officer, or by the Trust’s Board of Trustees (“Board”) that have been furnished in writing to the Sub-Adviser, (ii) the asset diversification tests applicable to regulated investment companies pursuant to section

851(b)(3) of the Internal Revenue Code, (iii) the written instructions and directions received from the Adviser and the Trust as delivered; and (iv) the requirements of the Investment Company Act of 1940 (the “1940 Act”), the Investment Advisers Act of 1940 (“Advisers Act”), and all other federal and state laws applicable to registered investment companies and the Sub-Adviser’s duties under this Agreement, all as may be in effect from time to time. The foregoing are referred to below together as the “Policies.”

For purposes of compliance with the Policies, the Sub-Adviser shall be entitled to treat the Sub-Advised Assets as though the Sub-Advised Assets constituted the entire Fund, and the Sub-Adviser shall not be responsible in any way for the compliance of any assets of the Fund, other than the Sub-Advised Assets, with the Policies. Subject to the foregoing, the Sub-Adviser is authorized, in its discretion and without prior consultation with the Adviser, to buy, sell, lend and otherwise trade in any stocks, bonds and other securities and investment instruments on behalf of the Fund, without regard to the length of time the securities have been held and the resulting rate of portfolio turnover or any tax considerations; and the majority or the whole of the Sub-Advised Assets may be invested in such proportions of stocks, bonds, other securities or investment instruments, or cash, as the Sub-Adviser shall determine. Notwithstanding the foregoing provisions of this Section 1(b), however, (i) the Sub-Adviser shall, upon and in accordance with written instructions from the Adviser, effect such portfolio transactions for the Sub-Advised Assets as the Adviser shall determine are necessary in order for the Fund to comply with the Policies, and (ii) upon notice to the Sub-Adviser, the Adviser may effect in-kind redemptions with shareholders of the Fund with securities included within the Sub-Advised Assets.

(c)

Absent instructions from the Adviser or the officers of the Trust to the contrary, the Sub-Adviser shall place orders pursuant to its determinations either directly with the issuer or with any broker and/or dealer or other person who deals in the securities in which the Fund is trading. With respect to common and preferred stocks, in executing portfolio transactions and selecting brokers or dealers, the Sub-Adviser shall use its best judgment to obtain the best overall terms available. In assessing the best overall terms available for any transaction, the Sub-Adviser shall consider all factors it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. In evaluating the best overall terms available and in selecting the broker or dealer to execute a particular transaction, the Sub-Adviser may also consider the brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934) provided to the Fund and/or other account over which the Sub-Adviser and/or an affiliate of the Sub-Adviser exercises investment discretion. With respect to securities other than common and preferred stocks, in placing orders with brokers, dealers or other persons, the Sub-Adviser shall attempt to obtain the best net price and execution of its orders, provided that to the extent the execution and price available from more than one broker, dealer or other such person are believed to be comparable, the Sub-Adviser may, at its discretion but subject to applicable law, select the executing broker, dealer or such other person on the basis of the Sub-Adviser’s opinion of the reliability and quality of such broker, dealer or such other person; broker or dealers selected by the Sub-Adviser for the purchase and sale of securities or other investment instruments for the Sub-Advised Assets may include brokers or dealers affiliated with the Sub-Adviser, provided such orders comply with Rules 17e-1 and 10f-3 under the 1940 Act and the Trust’s Rule 17e-1 and Rule 10f-3 Procedures, respectively, in all respects or any other applicable exemptive rules or orders applicable to the Sub-Adviser. Notwithstanding the foregoing, the Sub-Adviser will not effect any transaction with a broker or dealer that is an “affiliated person” (as defined under the 1940 Act) of the Sub-Adviser or the Adviser without the prior approval of the Adviser. The Adviser shall provide the Sub-Adviser with a list of brokers or dealers that are affiliated persons of the Adviser.

(d)	The Sub-Adviser acknowledges that the Adviser and the Trust may rely on Rules 17a-7, 17a-10, 10f-3 and 17e-1 under the 1940 Act, and the Sub-Adviser hereby agrees that it shall not consult with any other investment adviser to the Trust with respect to transactions in securities for the Sub-Advised Assets or any other transactions in the Trust’s assets, other than for the purposes of complying with the conditions of paragraphs (a) and (b) of Rule 12d3-1 under the 1940 Act.

(e)	The Sub-Adviser has provided the Adviser with a true and complete copy of its compliance policies and procedures for compliance with “federal securities laws” (as such term is defined under Rule 38a-1 of the 1940 Act) and Rule 206(4)-7 of the Advisers Act (the “Sub-Adviser Compliance Policies”). The Sub-Adviser’s chief compliance officer (“Sub-Adviser CCO”) shall provide to the Trust’s Chief Compliance Officer (“ Trust CCO”) or his or her delegatee promptly (and in no event more than 10 business days) the following:

(i)	a report of any material changes to the Sub-Adviser Compliance Policies;

(ii)	a report of any “material compliance matters,” as defined by Rule 38a-1 under the 1940 Act, that have occurred in connection with the Sub-Adviser Compliance Policies;

(iii)	a copy of the Sub-Adviser CCO’s report with respect to the annual review of the Sub-Adviser Compliance Policies pursuant to Rule 206(4)-7 under the Advisers Act; and

(iv)	an annual (or more frequently as the Trust CCO may request) certification regarding the Sub-Adviser’s compliance with Rule 206(4)-7 under the Advisers Act and Section 38a-1 of the 1940 Act as well as the foregoing sub-paragraphs (i) – (iii).

(f)	The Sub-Adviser may, on occasions when it deems the purchase or sale of a security to be in the best interests of the Fund as well as other fiduciary or agency accounts managed by the Sub-Adviser, aggregate, to the extent permitted by applicable laws and regulations, the securities to be sold or purchased in order to obtain the best overall terms available and execution with respect to common and preferred stocks and the best net price and execution with respect to other securities. Aggregation may on some occasions operate to the advantage of the Fund and on other occasions to the disadvantage of the Fund. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Sub-Adviser in the manner it considers to be most fair and equitable over time to the Fund and to its other accounts.

(g)	The Sub-Adviser, in connection with its rights and duties with respect to the Fund and the Trust shall use the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.

(h)	The services of the Sub-Adviser hereunder are not deemed exclusive and the Sub-Adviser shall be free to render similar services to others (including other investment companies). The Adviser acknowledges that the Sub-Adviser, any affiliate and the directors, officers, employees thereof (“Interested Persons”) may perform similar services for others. The Sub-Adviser and where applicable other Interested Persons will use their best efforts to allocate investment opportunities among their clients in an equitable manner. Further, the Adviser understands the investment action taken on behalf of the Fund and other clients of the Sub-Adviser may differ. An Interested Person may buy, hold and deal in any investments or other asset of any kind, nature or description whatsoever (notwithstanding that the same or similar investments may be held by the Fund) whether for its own account or that of any other person.

(i)

The Sub-Adviser shall furnish the Adviser and the administrators of the Trust (together, the “Administrators”) weekly, monthly, quarterly and annual reports concerning portfolio transactions and performance of the Sub-Advised Assets as the Adviser may reasonably determine in such form as may be mutually agreed upon, and agrees to review the Sub-

Advised Assets with the Adviser and discuss the management of them. The Sub-Adviser shall promptly respond to requests by the Adviser, the Administrators to the Trust, and the Trust CCO or their delegates for copies of the pertinent books and records maintained by the Sub-Advisers relating directly to the Fund. The Sub-Adviser shall also provide the Adviser with such other information and reports, including information and reports related to compliance matters, as may reasonably be requested by them from time to time, including without limitation all material requested by or required to be delivered to the Board.

(j)	Unless otherwise instructed by the Adviser, the Sub-Adviser shall not have the power, discretion or responsibility to vote any proxies in connection with securities in which the Sub-Advised Assets may be invested, and the Adviser shall retain such responsibility. However the Sub-Adviser shall be responsible for voting all corporate events or actions including any redemption, merger, consolidation, re-organisation, re-capitalisation, tender offer, rights offering, exchange, subscription or other offering in respect of which a vote is required to be exercised and such other corporate events or actions in respect of an investment arising in connection with the Fund in accordance with its fiduciary duties to the Fund and a written policy provided by the Sub-Adviser to the Adviser.

(k)	The Sub-Adviser shall cooperate promptly and fully with the Adviser and/or the Trust in responding to any regulatory or compliance examinations or inspections (including any information requests) relating to the Trust, the Fund or the Adviser brought by any governmental or regulatory authorities. The Sub-Adviser shall provide to the Trust CCO or his or her delegate notice of any deficiencies that are identified by the United States Securities and Exchange Commission (“SEC”) in written correspondence to the Sub-Adviser and that relate to the services provided by the Sub-Adviser to the Fund pursuant to this Agreement. The Sub-Adviser shall provide such notification within a reasonable period after receiving the correspondence. The Sub-Adviser shall provide additional information with respect to such deficiencies as is reasonably requested by the Trust CCO or his or her delegatee.

(l)	The Sub-Adviser shall be responsible for the preparation and filing of Schedule 13G and Form 13F on behalf of the Sub-Advised Assets. The Sub-Adviser shall not be responsible for the preparation or filing of any other reports required on behalf of the Sub-Advised Assets, except as may be expressly agreed to in writing.

(m)

The Sub-Adviser shall maintain separate detailed records of all matters pertaining to the Sub-Advised Assets, including, without limitation, brokerage and other records of all securities transactions. Any records required to be maintained and preserved pursuant to the provisions of Rule 31a-1 and Rule 31a-2 promulgated under the 1940 Act that are prepared or maintained by the Sub-Adviser on behalf of the Trust are the property of the Trust and will be surrendered promptly to the Trust upon request. The Sub-Adviser further agrees to preserve for the periods prescribed in Rule 31a-2 under the 1940 Act the records required to be maintained under Rule 31a-1 under the 1940 Act.

(n)	The Sub-Adviser shall promptly notify the Adviser of any financial condition that is likely to impair the Sub-Adviser’s ability to fulfill its commitments under this Agreement.

2.	Representations and Warranties of the Parties

(a)	The Sub-Adviser represents and warrants to the Adviser as follows:

(i)	The Sub-Adviser is a registered investment adviser under the Advisers Act;

(ii)	The Form ADV that the Sub-Adviser has previously provided to the Adviser is a true and complete copy of the form as currently filed with the SEC, and the information contained therein is accurate and complete in all material respects and does not omit to state any material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading. The Sub-Adviser will promptly provide the Adviser and the Trust with a complete copy of all subsequent amendments to its Form ADV;

(iii)	The Sub-Adviser will carry at all times professional errors and omissions liability insurance covering services provided hereunder by the Sub-Adviser in an appropriate amount, which insurance shall be primary to any insurance policy carried by the Adviser;

(iv)	The Sub-Adviser will furnish the Adviser upon request with certificates of insurance in forms and substance reasonably acceptable to the Adviser evidencing the coverages specified in paragraph 2(a)(iii) hereof and will provide notice of termination of such coverages, if any, to the Adviser and the Trust, all as promptly as reasonably possible. The Sub-Adviser will notify the Adviser promptly, and in any event within 10 business days, when the Sub-Adviser receives notice of any termination of the specified coverage; and

(v)	This Agreement has been duly authorized and executed by the Sub-Adviser.

(b)	The Adviser represents and warrants to the Sub-Adviser as follows:

(i)	The Adviser is registered under the Advisers Act;

(ii)	Each of the Adviser and the Trust has duly authorized the execution of this Agreement by the Adviser; and

(iii)	The Adviser has received and read a copy of the Emerging Markets Risk Disclosure Statement provided by the Sub-Adviser to the Adviser by email on 1 February 2017. The Adviser acknowledges that it understands the high degree of risk involved in making investments in emerging markets, and believes that the investments to be made in respect to the Fund are suitable based upon the Fund’s overall investment objective and policies.

3.	Obligations of the Adviser.

(a)	The Adviser shall provide (or cause the Fund’s Custodian (as defined in Section 3 hereof) to provide) timely information to the Sub-Adviser regarding such matters as the composition of the Sub-Advised Assets, cash requirements and cash available for investment in the Sub-Advised Assets, and all other information as may be reasonably necessary for the Sub-Adviser to perform its responsibilities hereunder.

(b)	The Adviser has furnished the Sub-Adviser with a copy of the prospectus and statement of additional information of the Fund and agrees during the continuance of this Agreement to furnish the Sub-Adviser copies of any revisions or supplements thereto before the time the revisions or supplements become effective. The Adviser agrees to furnish the Sub-Adviser with copies of any financial statements or reports made by the Fund to its shareholders, and any further materials or information that the Sub-Adviser may reasonably request to enable it to perform its functions under this Agreement.

4. Custodian. The Adviser shall provide the Sub-Adviser with a copy of the Fund’s agreement with the custodian designated to hold the assets of the Fund (the “Custodian”) and any material modifications thereto (the “Custody Agreement”) that may affect the Sub-Adviser’s duties, copies of such modifications to be provided to the Sub-Adviser reasonably in advance of the effectiveness of such modifications. The Sub-Advised Assets shall be maintained in the custody of the Custodian identified in, and in accordance with the terms and conditions of, the Custody Agreement (or any sub-custodian properly appointed as provided in the Custody Agreement). The Sub-Adviser shall have no liability for the acts or omissions of the Custodian, unless such act or omission is taken solely in reliance upon instruction given to the Custodian by a representative of the Sub-Adviser properly authorized to give such instruction under the Custody Agreement. Any assets added to the Fund shall be delivered directly to the Custodian.

5. Use of Name. During the term of this Agreement, the Adviser shall have permission to use the Sub-Adviser’s name in the marketing of the Fund, and agree to furnish the Sub-Adviser, for its prior approval (which approval shall not be unreasonably withheld) at its principal office all prospectuses, proxy statements and reports to shareholders prepared for distribution to shareholders of the Fund or the public that refer to the Sub-Adviser in any way. If the Adviser does not receive a response from the Sub-Adviser with respect to such materials within five business days of its submission for approval, such materials shall be deemed accepted by the Sub-Adviser. The Sub-Adviser agrees that the Adviser may request that the Sub-Adviser approve use of a certain type of marketing material, and that the Adviser need not provide for approval each additional piece of marketing material that is of substantially the same type.

During the term of this Agreement, the Sub-Adviser shall not use the Adviser’s name or the Trust’s name without the prior consent of the Adviser.

6.	Transactions in Derivatives.

(a)	Subject always to the provisions and restrictions contained in the Policies, the Sub-Adviser has authority and power on behalf of the Fund to purchase, sell, hold, effect, settle, close-out and generally deal in and with domestic or foreign Derivatives (which term, for the purposes of this Section 6, shall be defined as disclosed in the Fund’s prospectus and statement of additional information ) and the Adviser agrees that:

(i)	the Sub-Adviser is authorized to select the counterparties with which Derivatives are traded and the brokerage firms through which Derivatives are traded and the clearing houses through which Derivatives are cleared and settled for the Fund, and negotiate as the Fund’s agent any account agreements, clearing agreements, Master Agreements (ISDA, IFEMA, GMRA or such other industry standard agreements, including netting agreements required for the execution of particular transactions) or other documents required or deemed appropriate by such brokers or by the Sub-Adviser and the Sub-Adviser may execute such documents as agent for the Fund; provided that the Sub-Adviser shall provide the Adviser with such documents as may reasonably be requested from time to time; and

(ii)	to the extent required by any market, clearing house or exchange, the Sub-Adviser is authorized to and may reveal the Adviser’s and Fund’s identity and address to any relevant party through which Derivatives are traded or cleared.

(b)

The Adviser understands that markets, clearing houses and exchanges may require that anyone trading in Derivatives advance collateral to meet initial and variation margin requirements depending on relevant markets, clearing houses and exchanges and applicable law and regulation. The Sub-Adviser is hereby authorized to make any required arrangements to meet the collateral requirements in order to be compliant with the laws and regulations that are or will come into force and are applicable to the Sub-Advised Assets. The Sub-Adviser is further authorized to instruct the

Custodian to advance cash, securities and/or repos as collateral to an account designated by the clearing house/member or bi-lateral counterparty, as applicable, in order to meet margin and collateral payments as required by the rules of exchanges or markets on which Derivatives are dealt by the Sub-Adviser as the Fund’s agent.

7. Expenses. During the Term of this Agreement, the Sub-Adviser will pay all expenses incurred by it in connection with the performance of its duties under paragraph 1 hereof other than the cost (including taxes, brokerage commissions and other transaction costs, if any) of the securities or other investment instruments purchased or sold for the Fund.

8. Compensation of the Sub-Adviser. As full compensation for all services rendered, facilities furnished and expenses borne by the Sub-Adviser hereunder, the Sub-Adviser shall be paid the fees in the amounts and in the manner set forth in Appendix A hereto.

9. Independent Contractor Status. The Sub-Adviser shall for all purposes hereof be deemed to be an independent contractor and shall, unless otherwise provided or authorized, have no authority to act for or represent the Trust or the Adviser in any way or otherwise be deemed an agent of the Fund or the Adviser.

10.	Liability and Indemnification.

(a)	Liability. The duties of the Sub-Adviser shall be confined to those expressly set forth herein with respect to the Sub-Advised Assets. The Sub-Adviser shall not be liable for any loss arising out of any portfolio investment or disposition hereunder, except a loss resulting from willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties hereunder. Under no circumstances shall the Sub-Adviser be liable for any loss arising out of any act or omission taken by another sub-adviser, or any other third party, in respect of any portion of the Trust’s assets not managed by the Sub-Adviser pursuant to this Agreement.

(b)	Indemnification.

(i)

The Sub-Adviser shall indemnify the Adviser, the Trust and the Fund, and their respective affiliates and controlling persons (the “Adviser Indemnified Persons”) for any liability and expenses, including reasonable attorneys’ fees, which an Adviser Indemnified Persons may sustain as a result of the Sub-Adviser’s breach of this Agreement or its representations and warranties herein or as a result of the Sub-Adviser’s willful misfeasance, bad faith, gross negligence, or reckless disregard of its duties hereunder or violation of applicable law; provided, however, that the Adviser

Indemnified Persons shall not be indemnified for any liability or expenses that may be sustained as a result of an Adviser Indemnified Person’s willful misfeasance, bad faith, gross negligence, or the Adviser’s reckless disregard of their duties hereunder.

(ii)	The Adviser shall indemnify the Sub-Adviser, its affiliates and its controlling persons (the “Sub-Adviser Indemnified Persons”) for any liability and expenses, including reasonable attorneys’ fees, arising from, or in connection with, the Adviser’s breach of this Agreement or their representations and warranties herein or as a result of the Adviser’s willful misfeasance, bad faith, gross negligence, reckless disregard of their duties hereunder or violation of applicable law; provided, however, that the Sub-Adviser Indemnified Persons shall not be indemnified for any liability or expenses that may be sustained as a result of the Sub-Adviser’s willful misfeasance, bad faith, gross negligence, or reckless disregard of its duties hereunder.

11. Effective Date and Termination. This Agreement shall become effective as of the date of its execution, and:

(a)	unless otherwise terminated, this Agreement shall continue in effect until June 30, 2017, and from year to year thereafter so long as such continuance is specifically approved at least annually (i) by the Board or by vote of a majority of the outstanding voting securities of the Fund, and (ii) by vote of a majority of the Trustees of the Trust who are not interested persons of the Trust, the Adviser or the Sub-Adviser, cast in person at a meeting called for the purpose of voting on such approval;

(b)	this Agreement may at any time be terminated to the Sub-Adviser either by vote of the Board or by vote of a majority of the outstanding voting securities of the Fund;

(c)	this Agreement shall automatically terminate in the event of its assignment or upon the termination of the Management Agreement; and

(d)	this Agreement may be terminated by the Sub-Adviser on 60 days’ written notice to the Adviser and the Trust, or by the Adviser immediately upon notice to the Sub-Adviser.

Termination of this Agreement pursuant to this Section 10 shall be without the payment of any penalty.

12. Amendment. This Agreement may be amended at any time by mutual consent of the Adviser and the Sub-Adviser, provided that, if required by law, such amendment shall also have been approved by vote of a majority of the outstanding voting securities of the

Fund and by vote of a majority of the Trustees of the Trust who are not interested persons of the Trust, the Adviser, or the Sub-Adviser, cast in person at a meeting called for the purpose of voting on such approval.

13. Assignment. The Sub-Adviser may not assign this Agreement and this Agreement shall automatically terminate in the event of an “assignment,” as such term is defined in Section 2(a)(4) of the 1940 Act. The Sub-Adviser shall notify the Adviser in writing sufficiently in advance of any proposed change of “control,” as defined in Section 2(a)(9) of the 1940 Act, so as to enable the Trust and/or the Adviser to: (a) consider whether an assignment will occur, (b) consider whether to enter into a new Sub-Advisory Agreement with the Sub-Adviser, and (c) prepare, file, and deliver any disclosure document to the Fund’s shareholders as may be required by applicable law.

14. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be construed in accordance with applicable federal law and the laws of the State of Illinois and shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors (subject to paragraph 11 (c) hereof) and, to the extent provided in paragraph 10 hereof, each Sub-Adviser Indemnified Person and Adviser Indemnified Person. Anything herein to the contrary notwithstanding, this Agreement shall not be construed to require, or to impose any duty upon, either of the parties to do anything in violation of any applicable laws or regulations. Any provision in this Agreement requiring compliance with any statute or regulation shall mean such statute or regulation as amended and in effect from time to time.

15. Regulation S-P. In accordance with Regulation S-P, if non-public personal information regarding any party’s customers or consumers is disclosed to the other party in connection with this Agreement, the other party receiving such information will not disclose or use that information other than as necessary to carry out the purposes of this Agreement.

16. Confidentiality. Any information or recommendations supplied by either the Adviser or the Sub-Adviser, that are not otherwise in the public domain or previously known to the other party in connection with the performance of its obligations and duties hereunder, including without limitation portfolio holdings of the Trust, financial information or other information relating to a party to this Agreement, are to be regarded as confidential (“Confidential Information”) and held in the strictest confidence. Except as may be required by applicable law or rule as requested by regulatory authorities having jurisdiction over a party rule or as requested by regulatory authorities having jurisdiction over a party to this Agreement, Confidential Information may be used only by the party to which said information has been communicated and such other persons as that party believes are necessary to carry out the purposes of this Agreement, the Custodian, and such persons as the Adviser may designate in connection with the Sub-Advised Assets.

16. Client Information Security: Pursuant to the Gramm-Leach-Bliley Act, the Sub-Adviser agrees to implement reasonable measures that are designed to:

1) Ensure the security and confidentiality of any of the Fund’s shareholder personal information (“Shareholder Information”) in Sub-Adviser’s possession or control;

2) Protect against any anticipated threat or hazards to the security or integrity of Shareholder Information;

3) Protect against unauthorized access to or use of Shareholder Information that could result in substantial harm or inconvenience to any Fund shareholder; and

4) Ensure the proper disposal of Shareholder Information.

The Sub-Adviser also agrees to notify Adviser as soon as possible of any security breach or acquisition of Shareholder Information by an unauthorized person.

17. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

This Agreement shall be governed by and interpreted in accordance with the laws of the State of Illinois.

NORTHERN TRUST INVESTMENTS, INC.

By: /s/ Nina Staley
Name: Nina B. Staley
Title: Senior Vice President

Ashmore Investment Management Limited

By: /s/ Paul Ng
Name: Paul Ng
Title: Authorized Signatory

Appendix A

Sub-Advisory Fees

As full compensation for the services and expenses assumed by the Sub-Adviser pursuant to this Agreement, the Sub-Adviser shall be entitled to a fee paid by the Adviser and determined in accordance with the following provisions:

1. Sub-Adviser’s Fee. The Sub-Adviser’s fee shall be calculated monthly and will be equal to (i) the product of (a) the average of the value of the Sub-Advised Assets on each “Valuation Date” during the applicable calendar month times (b) the “Aggregate Assets Fee Rate” times (c) the total days in the applicable calendar month, divided by (ii) total days in the year. If the Sub-Adviser provides investment advisory services for less than a full calendar month, the fee will be pro-rated based on the actual number of days during the month that the Sub-Adviser provided services to the Fund. The Adviser shall pay the Sub-Adviser’s fee monthly in arrears and within 30 days after the end of the applicable calendar month.

2. Definitions.

(a) “Valuation Date” shall mean (i) the close of business on each day in each month for the Sub-Advised Assets; and (ii) the close of business on the last day of each month for the “Other Accounts.”

(b) “Other Accounts” shall mean all of the accounts and funds, other than the Sub-Advised Assets, managed by the Sub-Adviser for or on behalf of Northern Trust Investments, Inc. and/or its affiliates that have a substantially similar investment strategy for which the Sub-Adviser is being engaged pursuant to this Agreement.

(c) “Aggregate Assets Fee Rate” shall mean the quotient of fees calculated by applying “Aggregate Assets” to the “Aggregate Assets Fee Schedule” and dividing by the “Aggregate Assets.”

(d) “Aggregate Assets Fee Schedule” shall mean the following annual fee schedule:

[Material Redacted Pursuant to an Exemptive Order Issued by the U.S. Securities and Exchange Commission]

(e) “Aggregate Assets” shall mean the value of the Sub-Advised Assets and the Other Accounts on the Valuation Date during the applicable calendar month. The values for the Sub-Advised Assets and Other Accounts shall be as reported by the applicable custodian and fund administrator.

(f) “Sub-Advised Assets” shall mean the assets managed by the Sub-Adviser pursuant to this Agreement.